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                                                                     Exhibit 5.1


Pepper Hamilton LLP
Hamilton Square
600 Fourteenth Street, N.W.
Washington, DC 2005-2004

                                  August 3, 2004

NAVTEQ Corporation
222 Merchandise Mart Plaza
Suite 900
Chicago, IL 60654

            Re:  Registration Statement on Form S-1
                 File No. 333-114637
                 ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to NAVTEQ Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-114637) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the selling stockholders named therein (the "Selling Stockholders"), in an underwritten offering (the "Offering"), of an aggregate of 45,043,662 shares (including 5,875,260 shares issuable upon exercise of an over-allotment option granted by the Selling Stockholders) of the Company's common stock, $0.001 par value per share (the "Shares").

     We understand that the Shares are to be sold by the Selling Stockholders pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement") in substantially the form filed as Exhibit 1.1 to the Registration Statement.

     You have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission under the Act.

     In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the Commission, (ii) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement,
(iii) the Company's Certificate of Incorporation, as amended and/or restated to date, (iv) the Company's By-Laws, as amended and/or restated to date, (v) the minutes of meetings of the stockholders and the Board of Directors of the Company as provided

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to us by the Company, (vi) the stock record books of the Company as provided to us by the Company, and (vi) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Our opinion below, insofar as it relates to the Selling Stockholders' Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Shares.

     Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

     As counsel to the Company, we have furnished this opinion letter in connection with the filing of the Registration Statement. Except as otherwise set forth herein, this opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

                                       Very truly yours,

                                       /s/ Pepper Hamilton LLP

                                       Pepper Hamilton LLP